Exhibit 10.1

Saturday, 31 July, 2021

Jerry Allison

Dear Jerry,

On behalf of Quanergy Systems, Inc. (the “Company”), I am pleased to extend an offer of employment to you as General Counsel, responsible for performing such duties as are assigned to you from time to time. You will report to our CEO, Kevin Kennedy. You will work remotely from your home office but will be required to commute to Headquarter in Sunnyvale CA as needed. Of course, the Company may change your position, duties, and work location from time to time in its discretion.

Your initial base salary will be paid at the rate of $250,000.00 per year, less payroll deduction and withholdings, paid in accordance with the Company’s regular payroll practices. The Company may change your compensation at any time. As an exempt salaried employee, you will be expected to work the Company’s normal business hours as well as additional hours as required by the nature of your work assignments, and you will not be eligible for overtime compensation.

You will also be eligible to participate in Quanergy System’s Retention Plan. Subject to the approval of the Board of Directors of the Company (the “Board”) and compliance with the terms and conditions of Quanergy System’s Retention Plan you will be rewarded a Retention Bonus amount equal to $125,000.00.

As an employee of the Company, you will also be eligible to participate in the Company’s 2013 Amended Stock Incentive Plan (the “Plan”). Following your start date, and subject to approval of the Board of Directors of the Company (the “Board”), you will be granted a restricted stock unit award (“RSU Award”) with respect to 86,000 shares of common stock of the Company (“Shares”). The RSU Award will vest based on the achievement of both a time-based condition and a liquidity event condition, provided that both such conditions are met prior to the expiration date of the RSU Award. The time-based condition will be met based on the following schedule, so long as you remain in continuous service with the Company or a subsidiary, parent or affiliate through each such date: [1/4th] of your RSU Award will satisfy the time-based condition on the first anniversary of the vesting commencement date (which will be the first Company Vesting Date (as defined below) following your start date of employment), [1/16th] of your RSU Award will satisfy the time-based condition on each quarterly Company Vesting Date following the first anniversary of the vesting commencement date. The liquidity event condition will be met upon the earliest of the following, so long as you remain in continuous service with the Company or a subsidiary, parent or affiliate through each such date: (i) immediately prior to the consummation of a Change in Control of the Company (as defined in the Plan) (ii) the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, for the sale of the Company’s common stock; (iii) immediately prior to the closing of a merger of the Company with a special purpose acquisition company described in a registration statement on Form S-4 or proxy statement filed by such special purpose acquisition company; and (iv) the settlement of the initial trade of Shares on a nationally recognized exchanged other than as provided in items (i), (ii) and (iii)of this paragraph. The RSU Award will be subject to the terms of the Plan and the award agreement issued thereunder, both of which control in the event of any conflict with this offer of employment. For purposes of this Agreement, “Company Vesting Date” means each February 15, May 15, August 15, and November 15.

During your employment, you will also be eligible to enroll in the Company’s standard employee benefit plans offered to similarly situated employees from time to time, including vacation, health plans, and other benefit programs, subject to plan terms and generally applicable policies, as they are adopted by the company. You should note that the Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time. We will provide you more information regarding these plans upon your request.

You acknowledge that you are not a party to any agreement that in any way prohibits or imposes any restriction on your employment with the Company, and, your acceptance of this offer will not breach any agreement to which you are a party. You will provide the Company with copies of any relevant employment- related agreements with any former employer, including any non-compete agreement that you may have with another company. You specifically warrant that you are not subject to an employment agreement or restrictive covenant preventing full performance of your duties to the Company. We also wish to emphasize that we are hiring you because we believe that you have general skills and experience that will benefit the Company. We are not hiring you to acquire any proprietary or confidential information of your prior employers, and ask that you not bring any such information with you. You agree not to bring to the Company or use in the performance of your responsibilities at the Company any materials or documents of a former employer that are not generally available to the public, unless you have obtained express written authorization from the former employer for their possession and use. You also agree to honor all obligations to former employers during your employment with the Company.

I have also enclosed our standard Employee Confidential Information and Inventions Assignment Agreement, which you are required to sign as a condition of your employment. Upon your acceptance of this offer, please return to me a signed copy of that agreement. As a Company employee, you will also be expected to abide by other Company rules and policies.

Your employment with the Company will be “at-will.” You may terminate your employment with the Company at any time and for any reason whatsoever simply by notifying the Company. Likewise, the Company may terminate your employment at any time, with or without cause or advance notice. Your employment at- will status can only be modified in a written agreement signed by you and by an officer of the Company.

Notwithstanding the above, if the Company terminates your employment without Cause (as defined in the Plan), and other than as a result of your death or disability, or you resign for Good Reason (as defined below), and provided such termination constitutes a "separation from service" (as defined under Treasury Regulation Section 1.409A-1(h), without regard to any alternative definition thereunder, a "Separation from Service"), then subject to your obligations below, you shall be entitled to receive the following severance benefits (collectively, the "Severance Benefits"):

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The Company will pay you an amount equal to six (6) months of your then current base salary, less all applicable withholdings and deductions, paid over such six (6) month period, as described further below;
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If you timely elect continued coverage under COBRA for yourself and your covered dependents under the Company's group health plans, then the Company shall pay the COBRA premiums necessary to continue your health insurance coverage in effect for yourself and your eligible dependents on the termination date until the earliest of (a) the close of the six (6) month period following the termination of your employment, (b) the expiration of your eligibility for the continuation coverage under COBRA, or (c) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self employment; and
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The Company will accelerate the vesting of the Shares as of the date of your termination such that you will be deemed vested in those shares that would have vested in the six (6) month period following your termination, had you remained employed.

In the event such termination without Cause or resignation for Good Reason occurs within the twelve (12) month period following the closing of a Change in Control (as defined in the Plan), then in lieu of the Severance Benefits, you will be eligible for the following severance benefits (the "CIC Severance Benefits"}:

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The Company will pay you an amount equal to twelve (12) months of your then current base salary, less all applicable withholdings and deductions, paid over such twelve (12) month period, as described further below;
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If you timely elect continued coverage under COBRA for yourself and your covered dependents under the Company's group health plans, then the. Company shall pay the COBRA premiums necessary to continue your health insurance coverage in effect for yourself and your eligible dependents on the termination date until the earliest of (a) the close of the twelve (12) month period following the termination of your employment, (b) the expiration of your eligibility for the continuation coverage under COBRA, or (c) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self employment; and
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The Company will accelerate the vesting of the Shares as of the date of your termination such that you will be deemed vested in 100% of the Shares.

Both the Severance Benefits and the CIC Severance Benefits are subject to approval of the board and are conditional upon (a) you continuing to comply with your obligations under your Employee Confidential Information and Inventions Assignment Agreement; (b) you delivering to the Company an effective, general release of claims in favor of the Company in a form acceptable to the Company within sixty (60) days following your termination date; and {c) if you are a member of the Board, your resignation from the Board, to be effective no later than the date of your termination date (or such other date as requested by the Board). The base salary component of the Severance Benefits (or CIC Severance Benefits, if applicable) will be paid in equal installments on the Company's regular payroll schedule and will be subject to applicable tax withholdings over the period outlined above following the date of your termination date; provided, however, that no payments will be made prior to the 60th day following your Separation from Service. On the 60th day following your Separation from Service, the Company will pay you in a lump sum those amounts that you would have received on or prior to such date under the original schedule but for the delay while waiting for the 60th day in compliance with Code Section 409A and the effectiveness of the release, with the balance of such payments being paid as originally scheduled.

It is intended that all of the severance benefits and other payments payable under this letter satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A provided under Treasury Regulations 1.409A 1(b)(4), 1.409A 1(b)(5) and 1.409A 1(b)(9), and this letter will be construed to the greatest extent possible as consistent with those provisions. For purposes of Code Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A 2(b)(2)(iii)), your right to receive any installment payments under this letter (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment. Notwithstanding any provision to the contrary in this letter, if you are deemed by the Company at the time of your Separation from Service to be a "specified employee" for purposes of Code Section 409A(a)(2)(B)(i), and if any of the payments upon Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be "deferred compensation", then to the extent delayed commencement of any portion of such payments is required in order to avoid a prohibited distribution under Code Section 409A{a)(2)(B)(i) and the related adverse taxation under Section 409A, such payments shall not be provided to you prior to the earliest of (i) the expiration of the six-month period measured from the date of your Separation from Service with the Company, (ii) the date of your death or (iii) such earlier date as permitted under Section -409A without the imposition of adverse taxation. Upon the first business day following the expiration of such applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this paragraph shall be paid in a lump sum to you, and any remaining payments due shall be paid as otherwise provided herein or in the applicable agreement. No interest shall be due on any amounts so deferred.

For purposes of this offer letter, you will have "Good Reason" for your resignation if any of the following actions are taken by the Company without your prior written consent: (a) a material diminution in your duties, authority, or responsibilities; (b) a material reduction in your annual base salary; (c) a relocation of your principal place of employment such that your commute increases by thirty-five (35) miles; or (d) a material breach by the Company of any obligation to you under any written agreement; provided that Good Reason shall not exist unless you first give written notice to the Company of the alleged basis for Good Reason within thirty (30) days after its occurrence, the Company fails to cure the same within thirty (30) days after such written notice, and you resign within thirty (30) days after the conclusion of such cure period.

This offer is contingent upon a satisfactory reference check and satisfactory proof of your right to work in the United States. If the Company informs you that you are required to complete a background check, this offer is contingent upon satisfactory clearance of such background check. You agree to assist as needed and to complete any documentation at the Company’s request to meet these conditions.

You agree that, during the term of your employment with the Company, you will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of your employment, nor will you engage in any other activities that conflict with your obligations to the Company without Company consent. Exceptions to the rule will be reviewed and authorized on a case by case basis.

To ensure the rapid and economical resolution of disputes that may arise in connection with your employment with the Company, you and the Company agree that any and all disputes, claims, or causes of action, in law or equity, including but not limited to statutory claims, arising from or relating to the enforcement, breach, performance, or interpretation of this Agreement, your employment with the Company, or the termination of your employment, shall be resolved pursuant to the Federal Arbitration Act, 9 U.S.C. § 1-16, to the fullest extent permitted by law, by final, binding and confidential arbitration conducted by JAMS or its successor, under JAMS’ then applicable rules and procedures for employment disputes before a single arbitrator (available upon request and also currently available at http://www.jamsadr.com/rules-employment-arbitration/). You acknowledge that by agreeing to this arbitration procedure, both you and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. In addition, all claims, disputes, or causes of action under this section, whether by you or the Company, must be brought in an individual capacity, and shall not be brought as a plaintiff (or claimant) or class member in any purported class or representative proceeding, nor joined or consolidated with the claims of any other person or entity. The arbitrator may not consolidate the claims of more than one person or entity, and may not preside over any form of representative or class proceeding. To the extent that the preceding sentences regarding class claims or proceedings are found to violate applicable law or are otherwise found unenforceable, any claim(s) alleged or brought on behalf of a class shall proceed in a court of law rather than by arbitration. This paragraph shall not apply to any action or claim that cannot be subject to mandatory arbitration as a matter of law, including, without limitation, claims brought pursuant to the California Private Attorneys General Act of 2004, as amended, to the extent such claims are not permitted by applicable law to be submitted to mandatory arbitration (collectively, the “Excluded Claims”). In the event you intend to bring multiple claims, including one of the Excluded Claims listed above, the Excluded Claims may be publicly filed with a court, while any other claims will remain subject to mandatory arbitration. You will have the right to be represented by legal counsel at any arbitration proceeding. Questions of whether a claim is subject to arbitration under this agreement shall be decided by the arbitrator. Likewise, procedural questions which grow out of the dispute and bear on the final disposition are also matters for the arbitrator. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The arbitrator shall be authorized to award all relief that you or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS arbitration fees in excess of the administrative fees that you would be required to pay if the dispute were decided in a court of law. Nothing in this letter agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and state courts of any competent jurisdiction.

Our entire team is eager to welcome you to Quanergy Systems and I personally look forward to working together with you to build our company. This letter, along with the Employee Confidential Information and Inventions Assignment Agreement, forms the complete and exclusive statement of your employment agreement with the Company. It supersedes any prior representations, promises or agreements, whether written or oral. Changes in your employment terms, other than those changes expressly reserved to the Company’s discretion in this letter require written modification signed by an officer of the Company. If any provision of this offer letter agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this offer letter agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law. This letter may be delivered and executed via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and shall be deemed to have been duly and validly delivered and executed and be valid and effective for all purposes.

To indicate your acceptance of the Company’s offer, please sign and date this letter in the space provided below, and sign the enclosed Employee Confidential Information and Inventions Assignment Agreement, and return them to me. This offer of employment will terminate if this letter and the Employee Confidential information and Inventions Assignment Agreement are not accepted, signed and returned to me by Monday, August 2, 2021. A duplicate original is enclosed for your records. If you accept our offer, your first day of employment will be on Monday, August 9, 2021.

Sincerely,

/s/ Kevin Kennedy
Kevin Kennedy
CEO, Chairman of the Board

ACCEPTED & AGREED:
/s/ Jerry Allison
Jerry Allison